For Immediate Release

Contacts:	William R. Gargiulo, Jr. 231.526.1244
Donna Felch, CFO 312.595.9123

The Female Health Company Declares
4th Quarter Dividend of $0.05/share.

CHICAGO, October 8, 2010 - The Female Health Company (NASDAQ-CM: FHCO - News), today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share.  The dividend is payable November 10, 2010 to stockholders of record as of November 3, 2010.

In January, the Company announced the initiation of a cash dividend program and paid dividends in February, May and August 2010.

“The Company’s Board of Directors and management team believe that the payment of cash dividends allows shareholders to participate directly in the Company’s success” stated O.B. Parrish, Chairman and Chief Executive Officer of The Female Health Company.  “Our profitability has continued to improve during the past couple of years; we are generating cash from operations that exceeds the Company’s capital spending requirements and remain debt free.  We believe that utilizing some of this excess cash flow to pay cash dividends is in the best interests of our shareholders.”

 Any future quarterly dividends and the record date for any such dividend will be approved each quarter by the Company’s Board of Directors and announced by the Company.  Payment of future dividends is in the discretion of the Board of Directors and the Company may not have sufficient cash flows to continue to pay dividends.

About The Female Health Company
The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2), which is available in the U.S. and about 100 other countries around the world.  The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in the U.S., Europe, Canada, Australia, South Africa, Japan, China, Spain, Greece and Turkey and are pending in various countries.  The FC2 Female Condom® is the only available FDA-approved product controlled by a woman that offers dual protection against sexually transmitted diseases, including HIV/AIDS, and unintended pregnancy.  The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release relate to the continuation of cash dividends in future periods.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release.  The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances.  Such forward-looking statements are inherently subject to known and unknown risks and uncertainties.  The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the fiscal year ended September 30, 2009.  Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.